UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2015

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, Mark P. Sullivan advised us of his intention to resign as our Executive Vice President and Chief Financial Officer effective as of September 30, 2015, and the terms of Mr. Sullivan’s compensation for the period from July 1, 2015, the start of our 2016 fiscal year, through September 30, 2015, the final day of Mr. Sullivan’s employment, were agreed.  For this period, Mr. Sullivan will receive a base salary of $97,500, payable in accordance with our typical payroll practices, reflecting a continuation of his annual base salary for the fiscal year ending June 30, 2015.  He will receive continued participation in our benefits for which he is eligible under the applicable plan documents, and continued vesting of his outstanding equity incentives in accordance with their terms through and including September 30, 2015. If Mr. Sullivan continues to serve as our Chief Financial Officer and Executive Vice President through September 30, 2015, he will be entitled to receive a lump sum cash payment of $175,000 that will be due and payable on September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 28, 2015

	By:	/s/ Frederic G. Hammond
Senior Vice President and General Counsel